SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           DATE OF REPORT: MAY 4, 1998
                           ---------------------------


                          AMERICAN BINGO & GAMING CORP.
                          -----------------------------
        (Exact name of small business issuer as specified in its charter)


            DELAWARE                   1-13530                74-2723809
            --------                   -------                ----------
 (State or other jurisdiction of      Commission           (I.R.S. Employer
 incorporation or organization)       File Number         Identification No.)


            515 CONGRESS AVENUE, SUITE 1200,  AUSTIN, TEXAS     78701
            -----------------------------------------------     -----
                    (Address of principal executive offices)

                                 (512) 472-2041
                                 --------------
                         (Registrant's telephone number)

ITEM  5.  OTHER  EVENTS
-----------------------

MANAGEMENT
----------
On April 30, 1998 the Company formally hired Mr. Andre Hilliou as Chief Executive Officer pursuant to a three-year employment agreement. He will also serve on the Company's Board of Directors. Mr. Hilliou, age 50, has over 28 years of experience in the gaming industry. From 1996 to 1997, Mr. Hilliou served as Chief Executive Officer of Aristocrat Inc., the world's second largest manufacturer and distributor of slot machines and gaming systems. From 1987 to 1996, Mr. Hilliou served as Chief Executive Officer of Showboat Inc.'s Sydney, Australia's casino subsidiary and as Senior Vice President of Operations of Showboat's Casino Hotel in Atlantic City, New Jersey. Showboat is a New York Stock Exchange-listed international casino hotel operator. Previously, Mr. Hilliou served as a Vice President for the Golden Nugget Casino Hotel in Atlantic City, New Jersey. Mr. Hilliou received his undergraduate degree in Hotel and Restaurant Administration in Quimper, France in 1968.

Mr. Hilliou replaces George M. Harrison, Jr., who had been acting in that capacity on an interim basis. Mr. Harrison will remain as Chairman of the Board and manager of video gaming route operations.

ACQUISITIONS
------------
On April 29, 1998 the Company terminated a Stock Purchase Agreement with Bingo & Gaming International. The Company had intended to acquire certain charitable bingo centers in Mississippi under these agreements. The Company terminated these agreements because it was uncertain whether it would be able to receive approval from the Mississippi Gaming Commission to continue to charge rent at levels that would enable the Company to earn a fair profit on its proposed investment.


ITEM  6.  RESIGNATION  OF  REGISTRANT'S  DIRECTORS.
---------------------------------------------------

On April 28, 1998 the Company's Board of Directors accepted the resignation of Mr. Jeffrey Gilbert as a Director. Mr. Gilbert resigned in order to accommodate a request of the Company's new Chief Executive Officer to create a vacancy on the Board for subsequent appointments. There were no disagreements between the Company and Mr. Gilbert.



                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              AMERICAN  BINGO  &  GAMING  CORP.
                              (Registrant)


May 4, 1998                   By: /s/ George M. Harrison, Jr.
                              -------------------------------
                              George M. Harrison, Jr., Chairman